AgroFresh Makes Minority Investment in Proprietary Container System for Produce Freshness Being Developed by RipeLocker, LLC

PHILADELPHIA, Nov. 29, 2016 — AgroFresh Solutions, Inc. (NASDAQ: AGFS), a global leader in produce freshness solutions, has made a minority investment in RipeLocker, LLC and its proprietary system for low-pressure vacuum containers that aim to extend the shelf life and reduce the decay of perishable produce.
RipeLocker, a start-up company led by food industry veteran George Lobisser, uses a unique, patent-pending system to provide a portable solution for maintaining the atmospheric pressure, humidity and gas composition that is intended to best preserve the quality of perishable fruits. A potential breakthrough for the food industry, RipeLocker seeks to resolve the issue of cost-effectively maintaining the quality of the produce as it goes through adverse operating and environmental conditions along the post-harvest distribution chain.
RipeLocker seeks to leverage the existing logistics chain for storing and transporting perishable food but with longer shelf life for retailers and consumers, and less loss of produce and significant added value for growers. RipeLocker is being tested by major fruit growers and packers.
“RipeLocker is another potential avenue for AgroFresh to expand into new technologies serving the high-value segments of the produce industry, including the organic segment of the market,” said Jordi Ferre, CEO of AgroFresh. “We are pleased to be making an early investment in RipeLocker, and excited about the prospects for its technology.”
Among the key potential markets for RipeLocker are highly perishable fruits and vegetables. RipeLocker has the potential to significantly reduce the damage frequently experienced using the current storage and shipping processes. This is particularly true for crops like cherries that are increasingly being exported overseas via ocean freight.
Mr. Lobisser was added to AgroFresh’s board of directors in September 2016. He has been in the post-harvest produce business for more than 15 years, and served as president and chief executive officer of Pace International, LLC for 12 years prior to its sale to Valent BioSciences
About AgroFresh
AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global horticultural produce industry leader, providing a portfolio of innovative products and specialty services to maintain the freshness, quality and value of fresh produce and flowers. Its core products include SmartFresh™, the proven post-harvest freshness protection technology for produce; Harvista™, the advanced pre-harvest technology for apples and pears; RipeLock™, the innovative post-harvest quality system for bananas, and LandSpring™, an innovative pre-planting application for tomatoes and peppers to reduce transplant stress. AgroFresh currently operates commercially in more than 40 countries and employs more than 170 people worldwide. For more information, visit www.AgroFresh.com.

Forward-Looking Statements
In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, all statements regarding RipeLocker LLC’s technology and prospects, and information concerning the Company’s possible or assumed future results of operations, including all statements regarding anticipated future growth, adoption of the Company’s products, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.
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Contacts:
Donna Greiner
AgroFresh Solutions, Inc.
+1 610-244-6665
DAGreiner@agrofresh.com
Investor Relations
Katherine Harper
+1 267-317-9025
Kharper@AgroFresh.com